UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

(X)     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - May 15, 2003

PEOPLES FINANCIAL SERVICES CORP.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	000-23863	23-2931852
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Main Street, Hallstead, PA 18822
(Address of Principal Executive Officer)
(570) 879-2175
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if changed since last report)

Item 1. Changes in Control of Registrant
Not Applicable

Item 2. Acquisition or Disposition of Assets
Not Applicable

Item 3. Bankruptcy or Receivership
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
Not Applicable

Item 5. Other Events
Registrant files this Current Report on Form 8-K to submit a copy of Registrant's Press Release, dated May 15, 2003, regarding the change in directors

Item 6. Resignations of Registrant's Directors
Not Applicable

Item 7. Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Exhibit:
99 Press Release of Peoples Financial Services Corp. dated May 15, 2003, regarding the change in directors.

Item 8. Change in Fiscal Year
Not Applicable

Item 9. Regulation FD Disclosure
Not Applicable

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.
(Registrant)

/s/ Debra E. Dissinger
Dated May 15, 2003	By Debra E. Dissinger
Executive Vice President

EXHIBIT INDEX

		Page Number
		in Manually
Exhibit		Signed Original
99	Press Release of Peoples Financial Services	3
	Corp. dated May 15, 2003.

EXHIBIT 99

PRESS RELEASE

Richard S. Lochen, Jr. newest
Peoples National Bank Board Member

Richard S. Lochen, Jr., was approved by the Board of Directors of Peoples National Bank to serve as a full Director to the Board effective May 2003.

Richard resides in the township of Nicholson, PA with his wife, Lisa, and their sons — Rick, Matthew, and Bradley. He is a graduate of Lackawanna Trail High School and the University of Scranton.

Formerly a managing accountant with Dan Kenia, PC, he presently owns and operates his own CPA Firm in Nicholson. Richard has been on the Associate Board of Peoples National Bank since 2000 and serves on the Audit Committee. He has performed independent audits of community banks as well as submitted 10Q and 10K reports to the SEC.

Organizations he is involved with include being Assistant Fire Chief of the Nicholson Fire Company, Treasurer of the Nicholson Heritage Association, Chairman of Trail Youth Basketball, and he is a member of both the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

With an asset size of $359 million, Peoples National Bank has offices located in Susquehanna County in Hallstead, Hop Bottom, Susquehanna and Montrose; in Wyoming County in Nicholson, Tunkhannock and Meshoppen; and new this year in Conklin, New York.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand for prices for the Company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments, and other risks and uncertainties including those detailed in the Company’s filings with the Securities and Exchange Commission.